Exhibit 99.1
Eastern Bankshares, Inc. Reports Second Quarter 2022 Financial Results
Company Declares Quarterly Cash Dividend

BOSTON, July 28, 2022 (BUSINESS WIRE) — Eastern Bankshares, Inc. (the “Company,” or together with its affiliates and subsidiaries, “Eastern”) (NASDAQ Global Select Market: EBC), the stock holding company of Eastern Bank, today announced its 2022 second quarter financial results and the declaration of a quarterly cash dividend. Net income for the second quarter of 2022 was $51.2 million, or $0.31 per diluted share, compared to net income of $51.5 million, or $0.30 per diluted share, reported for the first quarter of 2022. Operating net income* for the second quarter of 2022 was $52.5 million, or $0.32 per diluted share, compared to $55.1 million, or $0.32 per diluted share, reported for the prior quarter.

“Our financial results for the second quarter were strong, with net interest income benefiting from the combination of the rising rate environment and our asset-sensitive balance sheet,” said Bob Rivers, Chief Executive Officer and Chair of the Board of Eastern Bankshares, Inc. and Eastern Bank. “Our net interest margin expanded by twenty-one basis points from the prior quarter, driving an eight percent increase in net interest income and record quarterly revenue. Loan growth was also strong, as we achieved double-digit annualized growth in each of our major lending categories while maintaining excellent credit quality and underwriting standards. We remain focused on achieving our strategic priorities and are optimistic about the strength and resiliency of our local economy."

HIGHLIGHTS FOR THE SECOND QUARTER OF 2022

•Operating net income* of $52.5 million, or $0.32 per diluted share, for the second quarter of 2022 was 42% higher than the comparable prior year quarter.
•Net interest income of $137.8 million for the second quarter of 2022 was 8% higher than the prior quarter and 32% higher than the comparable prior year quarter.
•The net interest margin on a fully tax equivalent (“FTE”) basis* of 2.63% for the second quarter was 21 basis points higher than the prior quarter.
•The cost of deposits was 6 basis points in the second quarter, a decrease of one basis point from the prior quarter.
•Loan growth excluding Paycheck Protection Program (“PPP”) loans was 10.5% on an annualized basis, and included double-digit annualized growth in commercial (excluding PPP loans), residential, and consumer lending.
•The Company repurchased 4,216,469 shares of its common stock during the second quarter of 2022 at a weighted average price of $19.24 excluding commissions, for an aggregate purchase price of $81.1 million.

The results for the comparable prior year quarter do not reflect the Company’s acquisition of Century Bancorp, Inc. (“Century”), which was completed on November 12, 2021.

BALANCE SHEET

Total assets were $22.4 billion at June 30, 2022, representing a decrease of $485.2 million, or 2%, from March 31, 2022.

•Total securities decreased $287.2 million, or 3%, from the prior quarter, to $8.0 billion, primarily due to a decline in the market value of available for sale securities driven by higher interest rates. Cash and equivalents declined $461.6 million from the prior quarter to $368.9 million.
•Total loans were $12.4 billion, representing an increase of $216.5 million, or 2%, from the prior quarter. The increase was driven by strong loan growth in all categories, partially offset by PPP loan paydowns of $98.7 million. Excluding PPP loans, commercial loans grew $218.6 million, residential loans grew $53.4 million and consumer loans grew $43.1 million, reflecting growth of 10.0%, 11.1%, and 13.3%, respectively, on an annualized basis.
•Deposits totaled $19.2 billion, representing a decrease of $229.0 million, or 1%, from the prior quarter. Deposits declined by approximately $300 million on April 1, 2022 in connection with the previously announced transfer to Needham Bank of the Company’s cannabis and money services business originally acquired through the Century transaction.
•Shareholders’ equity was $2.7 billion, representing a decrease of $290.0 million from the prior quarter driven primarily by decreases in accumulated other comprehensive income of $248.5 million and additional paid-in capital of $77.2 million and partially offset by an increase in retained earnings of $34.5 million. Please refer to Appendix D to this press release for a roll forward of tangible shareholders’ equity*.
•At June 30, 2022, book value per share was $15.17 and tangible book value per share* was $11.52.

NET INTEREST INCOME

Net interest income was $137.8 million for the second quarter of 2022, compared to $128.1 million in the prior quarter, representing an increase of $9.6 million from the prior quarter.

•The increase in net interest income on a consecutive quarter basis was primarily due to an increase in the net interest margin, which benefited primarily from higher short-term interest rates. This was partially offset by a decline in average interest-earning asset balances of $410.7 million from the prior quarter, attributable to a lower average cash balance for the period, which was driven by lower average deposits.
•The net interest margin on a FTE basis* was 2.63% for the second quarter, representing a 21 basis point increase from the prior quarter, as asset yields benefited from higher interest rates in the period, partially offset by lower net PPP fee accretion compared to the prior quarter.
•Included in net interest income in the second quarter and prior quarter, respectively, was $2.5 million and $5.8 million of PPP fee accretion net of deferred cost amortization. During the second quarter, $98.7 million in PPP loans were forgiven by the U.S. Small Business Administration or otherwise paid down, compared to $190.2 million in the prior quarter.

NONINTEREST INCOME

Noninterest income was $41.9 million for the second quarter of 2022, compared to $46.4 million for the prior quarter, representing a decrease of $4.5 million. Noninterest income on an operating basis* was $48.0 million for the second quarter of 2022, compared to $53.3 million for the prior quarter, a decrease of $5.2 million.
•Insurance commissions decreased $4.0 million to $24.7 million in the second quarter, compared to $28.7 million in the prior quarter, driven by lower annual incentive payments received. Compared to the comparable prior year quarter, insurance commissions increased $1.0 million, or 4%.
•Service charges on deposit accounts decreased $0.2 million on a consecutive quarter basis to $8.3 million.
•Trust and investment advisory fees decreased $0.1 million on a consecutive quarter basis to $6.0 million.
•Debit card processing fees increased $0.3 million on a consecutive quarter basis to $3.2 million.
•Loan-level interest rate swap income was $1.6 million in the second quarter, compared to $2.9 million in the prior quarter, representing a decrease of $1.3 million. The decrease was driven by a $0.8 million decrease in the fair value adjustment of such interest rate swap transactions and a $0.5 million decrease in cash income due to lower swap transaction volume.
•Losses from investments held in rabbi trust accounts were $7.3 million in the second quarter compared to losses of $4.4 million in the prior quarter due to weaker investment performance in the period as compared to the prior quarter.
•Realized losses on available for sale securities were $0.1 million in the second quarter compared to $2.2 million in the prior quarter.
•Other noninterest income increased $1.9 million in the second quarter to $5.4 million, due primarily to increases in income on bank owned life insurance policies, gains on the sale of fixed assets, and other miscellaneous fee income.

Please refer to Appendix B to this press release for a reconciliation of operating revenues and expenses*.

NONINTEREST EXPENSE

Noninterest expense was $111.1 million for the second quarter of 2022, compared to $108.9 million in the prior quarter, representing an increase of $2.3 million. Noninterest expense on an operating basis* for the second quarter of 2022 was $114.4 million, compared to $110.9 million in the prior quarter, an increase of $3.5 million.

•Salaries and employee benefits expense was $73.0 million in the second quarter, representing an increase of $3.5 million from the prior quarter, primarily due to an increase in equity award and incentive compensation expense which was partially offset by a decrease in benefits expense primarily attributable to the lower market value of investments held in rabbi trust accounts associated with the Company’s defined contribution supplemental executive retirement plan.

•Office occupancy and equipment expense was $9.9 million in the second quarter, a decrease of $1.7 million from the prior quarter, in part due to lower costs related to Century compared to the prior quarter.
•Data processing expenses were $14.3 million in the second quarter, a decrease of $1.0 million from the prior quarter, primarily due to lower core data processing expenses.
•Professional services expense was $4.0 million in the second quarter, a decrease of $0.7 million from the prior quarter due primarily to lower legal fees and other professional fees.
•Marketing expense was $2.7 million in the second quarter, an increase of $1.1 million from the prior quarter, primarily due to higher advertising expenses in the period.

Please refer to Appendix B to this press release for a reconciliation of operating revenues and expenses*.

ASSET QUALITY

The allowance for loan losses was $125.5 million at June 30, 2022, or 1.01% of total loans, compared to $124.2 million or 1.02% of total loans at March 31, 2022. The Company recorded a provision for the allowance for loan losses totaling $1.1 million in the second quarter of 2022.

Non-performing loans totaled $59.9 million at June 30, 2022 compared to $33.8 million at the end of the prior quarter. The increase from the prior quarter was primarily attributable to the migration to nonaccrual status of one syndicated credit facility which is in an active workout process. During the second quarter of 2022, the Company recorded total net recoveries of $0.3 million, or 0.01% of average total loans on an annualized basis, compared to net charge-offs of $0.2 million or 0.01% of average total loans in the prior quarter, respectively.

At June 30, 2022, approximately $19.9 million in COVID-19 modified loans remained under modified payment terms, down from $49.0 million at March 31, 2022. The commercial real estate portfolio contained $12.8 million of the remaining COVID-19 modifications at period end, all of which were in the hotel segment.

DIVIDENDS AND SHARE REPURCHASES

The Company’s Board of Directors has declared a quarterly cash dividend of $0.10 per common share. The dividend will be payable on September 15, 2022 to shareholders of record as of the close of business on September 2, 2022.

The Company repurchased 4,216,469 shares of its common stock during the second quarter of 2022 at a weighted average price of $19.24 excluding commissions, for an aggregate purchase price of $81.1 million. Beginning in the fourth quarter of 2021 and through June 30, 2022, the Company had repurchased 8,218,968 shares of its common stock in total under the Company’s current repurchase authorization at a weighted average price of $20.06 excluding commissions, for an aggregate purchase price of $164.9 million. At June 30, 2022, there were 1,118,932 shares available for repurchase and $60.1 million in total market value remaining under the Company’s current repurchase authorization, which expires on November 30, 2022 and is limited to $225.0 million in total market value.

CONFERENCE CALL INFORMATION

A conference call and webcast covering Eastern’s second quarter 2022 earnings will be held on Friday, July 29, 2022 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (888) 396-8049 from within the U.S. and reference conference ID 97071632. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A replay of the webcast will be made available on demand on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 120 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of June 30, 2022, Eastern Bank had approximately $22 billion in total assets. Eastern provides banking, investment and insurance products and services for consumers and businesses of all sizes, including through its Eastern Wealth Management division and its Eastern Insurance Group LLC subsidiary. Eastern takes pride in its outspoken advocacy and community support that includes $240 million in charitable giving since 1994. An inclusive company, Eastern employs approximately 2,100 deeply committed professionals who value relationships with their customers, colleagues, and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact

Jillian Belliveau
Eastern Bankshares, Inc.
InvestorRelations@easternbank.com
781-598-7920

Media Contact

Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in this press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core businesses as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, operating return on average tangible shareholders’ equity (discussed further below), the operating efficiency ratio, and the ratio of noninterest income to total revenue on an operating basis. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) income and expenses from investments held in rabbi trusts, (ii) gains and losses on sales of securities available for sale, net, (iii) gains and losses on the sale of other assets, (iv) rabbi trust employee benefits, (v) impairment charges on tax credit investments and associated tax credit benefits, (vi) other real estate owned (“OREO”) gains, (vii) merger and acquisition expenses, and (viii) settlement of putative consumer class action litigation matters related to overdraft and non-sufficient funds fees, and associated settlement expenses. The Company does not provide an outlook for its total noninterest income and total noninterest expense because each contains income or expense components, as applicable, such as income associated with rabbi trust accounts and rabbi trust employee benefit expense, which are market-driven, and over which the Company cannot exercise control. Accordingly, reconciliations of the Company’s outlook for its noninterest income on an operating basis and its noninterest expense on an operating basis to an outlook for total noninterest income and total noninterest expense, respectively, cannot be made available without unreasonable effort.

Management also presents tangible assets, tangible shareholders’ equity, average tangible shareholders’ equity, tangible book value per share, the ratio of tangible shareholders’ equity to tangible assets, return on average tangible shareholders’ equity, and operating return on average shareholders’ equity (discussed further above), each of which excludes the impact of goodwill and other intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company included the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-D for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include developments in the Company’s market relating to the COVID-19 pandemic, including the severity and duration of the associated economic slowdown; adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; increased competitive pressures; changes in the interest rate environment; risks that revenue or expense synergies or the other expected benefits of the Company’s merger with Century (“Transaction”) may not fully materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; risks that the Company is unable to successfully implement integration strategies for the Transaction; reputational risks and the reaction of customers to the Transaction; and diversion of management time on Transaction-related issues; as well as general economic conditions or conditions within the securities markets; and legislative and regulatory changes and related compliance costs that could adversely affect the business in which the Company and its subsidiary Eastern Bank are engaged, including inflation, interest rates, interest rate sensitivity and liquidity, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations, including fluctuations due to actual or anticipated changes to federal tax laws; credit quality, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans; and the failure of the Company to execute all of its planned share repurchases. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

Further, given the ongoing and dynamic nature of the COVID-19 pandemic, it is difficult to predict what continued effects the COVID-19 pandemic will have on the Company's business and results of operations. The COVID-19 pandemic and the related local and national economic disruption may result in a continued decline in demand for the Company's products and services; increased levels of loan delinquencies, problem assets and foreclosures; an increase in the Company's allowance for loan losses; a decline in the value of loan collateral, including real estate; reduced demand for office space in the Company’s markets due to remote and/or hybrid work arrangements; a greater decline in the yield on the Company's interest-earning assets than the decline in the cost of the Company's interest-bearing liabilities; and increased cybersecurity risks, as employees continue to work remotely.

You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in thousands, except per share amounts)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021

Earnings data
Net interest income	$137,757	$128,124	$122,437	$102,691	$104,608
Noninterest income	41,877	46,415	49,001	43,209	45,733
Total revenue	179,634	174,539	171,438	145,900	150,341
Noninterest expense	111,139	108,866	143,602	98,970	107,335
Pre-tax, pre-provision income	68,495	65,673	27,836	46,930	43,006
Provision for (release of) allowance for loan losses	1,050	(485)	(4,318)	(1,488)	(3,300)
Pre-tax income	67,445	66,158	32,154	48,418	46,306
Net income	51,172	51,516	35,087	37,106	34,809
Operating net income (non-GAAP)	52,518	55,107	44,860	37,391	37,097

Per-share data
Earnings per share, basic	$0.31	$0.30	$0.20	$0.22	$0.20
Earnings per share, diluted	$0.31	$0.30	$0.20	$0.22	$0.20
Operating earnings per share, basic (non-GAAP)	$0.32	$0.32	$0.26	$0.22	$0.22
Operating earnings per share, diluted (non-GAAP)	$0.32	$0.32	$0.26	$0.22	$0.22
Book value per share	$15.17	$16.40	$18.28	$18.36	$18.37
Tangible book value per share (non-GAAP)	$11.52	$12.83	$14.80	$16.33	$16.33

Profitability
Return on average assets (1)	0.92%	0.90%	0.67%	0.84%	0.83%
Operating return on average assets (non-GAAP) (1)	0.94%	0.96%	0.86%	0.86%	0.89%
Return on average shareholders' equity (1)	7.16%	6.38%	4.07%	4.27%	4.10%
Operating return on average shareholders' equity (1)	7.34%	6.82%	5.19%	4.30%	4.36%
Return on average tangible shareholders' equity (non-GAAP) (1)	9.28%	7.96%	4.80%	4.79%	4.61%
Operating return on average tangible shareholders' equity (non-GAAP) (1)	9.53%	8.53%	6.14%	4.84%	4.91%
Net interest margin (FTE) (1)	2.63%	2.42%	2.54%	2.53%	2.69%
Cost of deposits (1)	0.06%	0.07%	0.06%	0.02%	0.03%
Fee income ratio	23.31%	26.59%	28.58%	29.62%	30.42%
Efficiency ratio	61.87%	62.37%	83.76%	67.83%	71.39%
Operating efficiency ratio (non-GAAP)	60.61%	60.39%	65.21%	66.14%	67.78%

Balance Sheet (end of period)
Total assets	$22,350,848	$22,836,072	$23,512,128	$17,461,223	$17,047,453
Total loans	12,398,694	12,182,203	12,281,510	9,504,562	9,621,075
Total deposits	19,163,801	19,392,816	19,628,311	13,649,964	13,250,433
Total loans / total deposits	65%	63%	63%	70%	73%
PPP loans	$42,463	$141,166	$331,385	$533,965	$825,784

Asset quality
Allowance for loan losses ("ALLL") (2)	$125,531	$124,166	$97,787	$103,398	$105,637
ALLL / total nonperforming loans ("NPLs")	209.64%	367.13%	279.53%	245.77%	253.74%
Total NPLs / total loans	0.48%	0.28%	0.29%	0.44%	0.43%
Net (recoveries) charge-offs ("NCOs") / average total loans (1)	(0.01)%	0.01%	0.05%	0.03%	0.09%
Remaining COVID-19 loan modifications	$19,914	$49,033	$106,657	$110,596	$149,805

Capital adequacy
Shareholders' equity / assets	12.16%	13.17%	14.49%	19.64%	20.12%
Tangible shareholders' equity / tangible assets (non-GAAP)	9.52%	10.61%	12.06%	17.85%	18.30%

(1) Presented on an annualized basis.
(2) The Company adopted ASU 2016-13 on January 1, 2022 using the modified retrospective approach. Accordingly, at March 31, 2022 and thereafter, the allowance for loan losses was determined in accordance with ASC 326, “Financial Instruments-Credit Losses” and ASC 310, “Receivables,” as amended. At December 31, 2021 and prior, the allowance for loan losses was determined in accordance with ASC 450, “Contingencies” and ASC 310, “Receivables.”

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of			Jun 30, 2022 change from
(Unaudited, dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Mar 31, 2022		Jun 30, 2021
ASSETS				△ $	△ %	△ $	△ %
Cash and due from banks	$100,309	$118,362	$58,490	(18,053)	(15)%	41,819	71%
Short-term investments	268,605	712,132	1,505,757	(443,527)	(62)%	(1,237,152)	(82)%
Cash and cash equivalents	368,914	830,494	1,564,247	(461,580)	(56)%	(1,195,333)	(76)%
Available for sale ("AFS") securities	7,536,921	7,917,305	4,848,781	(380,384)	(5)%	2,688,140	55%
Held to maturity ("HTM") securities	488,581	395,434	—	93,147	24%	488,581	—%
Total securities	8,025,502	8,312,739	4,848,781	(287,237)	(3)%	3,176,721	66%
Loans held for sale	764	1,166	2,734	(402)	(34)%	(1,970)	(72)%
Loans:
Commercial and industrial	2,840,734	2,886,560	1,740,679	(45,826)	(2)%	1,100,055	63%
Commercial real estate	4,792,345	4,609,824	3,775,771	182,521	4%	1,016,574	27%
Commercial construction	303,463	246,093	237,927	57,370	23%	65,536	28%
Business banking	1,126,853	1,201,007	1,339,852	(74,154)	(6)%	(212,999)	(16)%
Total commercial loans	9,063,395	8,943,484	7,094,229	119,911	1%	1,969,166	28%
Residential real estate	1,989,621	1,936,182	1,457,498	53,439	3%	532,123	37%
Consumer home equity	1,147,425	1,099,211	834,938	48,214	4%	312,487	37%
Other consumer	198,253	203,326	234,410	(5,073)	(2)%	(36,157)	(15)%
Total loans	12,398,694	12,182,203	9,621,075	216,491	2%	2,777,619	29%
Allowance for loan losses	(125,531)	(124,166)	(105,637)	(1,365)	1%	(19,894)	19%
Unamortized prem./disc. and def. fees	(20,988)	(24,434)	(29,739)	3,446	(14)%	8,751	(29)%
Net loans	12,252,175	12,033,603	9,485,699	218,572	2%	2,766,476	29%
Federal Home Loan Bank stock, at cost	5,714	10,904	10,601	(5,190)	(48)%	(4,887)	(46)%
Premises and equipment	69,019	73,180	44,733	(4,161)	(6)%	24,286	54%
Bank-owned life insurance	158,890	157,954	79,634	936	1%	79,256	100%
Goodwill and other intangibles, net	653,853	654,759	380,402	(906)	—%	273,451	72%
Deferred income taxes, net	244,153	183,137	26,161	61,016	33%	217,992	833%
Prepaid expenses	188,115	188,704	145,941	(589)	—%	42,174	29%
Other assets	383,749	389,432	458,520	(5,683)	(1)%	(74,771)	(16)%
Total assets	$22,350,848	$22,836,072	$17,047,453	$(485,224)	(2)%	$5,303,395	31%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$6,604,154	$6,788,742	$5,399,297	$(184,588)	(3)%	$1,204,857	22%
Interest checking accounts	5,348,181	4,662,134	2,656,610	686,047	15%	2,691,571	101%
Savings accounts	2,015,865	2,089,427	1,403,472	(73,562)	(4)%	612,393	44%
Money market investment	4,787,603	5,406,198	3,544,897	(618,595)	(11)%	1,242,706	35%
Certificates of deposit	407,998	446,315	246,157	(38,317)	(9)%	161,841	66%
Total deposits	19,163,801	19,392,816	13,250,433	(229,015)	(1)%	5,913,368	45%
Borrowed funds:
Federal Home Loan Bank advances	13,560	13,689	14,323	(129)	(1)%	(763)	(5)%
Escrow deposits of borrowers	19,456	21,233	14,119	(1,777)	(8)%	5,337	38%
Interest rate swap collateral funds	10,100	—	—	10,100	—%	10,100	—%
Total borrowed funds	43,116	34,922	28,442	8,194	23%	14,674	52%
Other liabilities	425,535	399,942	337,956	25,593	6%	87,579	26%
Total liabilities	19,632,452	19,827,680	13,616,831	(195,228)	(1)%	6,015,621	44%
Shareholders' equity:
Common shares	1,793	1,834	1,868	(41)	(2)%	(75)	(4)%
Additional paid-in capital	1,700,495	1,777,670	1,856,241	(77,175)	(4)%	(155,746)	(8)%
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(140,203)	(141,455)	(145,219)	1,252	(1)%	5,016	(3)%
Retained earnings	1,817,474	1,782,997	1,723,979	34,477	2%	93,495	5%
Accumulated other comprehensive income ("AOCI"), net of tax	(661,163)	(412,654)	(6,247)	(248,509)	60%	(654,916)	10484%
Total shareholders' equity	2,718,396	3,008,392	3,430,622	(289,996)	(10)%	(712,226)	(21)%
Total liabilities and shareholders' equity	$22,350,848	$22,836,072	$17,047,453	$(485,224)	(2)%	$5,303,395	31%

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Jun 30, 2022 change from three months ended
(Unaudited, dollars in thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Mar 31, 2022		Jun 30, 2021

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$107,236	$101,367	$90,936	$5,869	6%	$16,300	18%
Taxable interest and dividends on securities	31,121	27,876	12,457	3,245	12%	18,664	150%
Non-taxable interest and dividends on securities	1,862	1,806	1,857	56	3%	5	—%
Interest on federal funds sold and other short-term investments	652	436	431	216	50%	221	51%
Total interest and dividend income	140,871	131,485	105,681	9,386	7%	35,190	33%
Interest expense:
Interest on deposits	3,061	3,322	1,031	(261)	(8)%	2,030	197%
Interest on borrowings	53	39	42	14	36%	11	26%
Total interest expense	3,114	3,361	1,073	(247)	(7)%	2,041	190%
Net interest income	137,757	128,124	104,608	9,633	8%	33,149	32%
Provision for (release of) allowance for loan losses	1,050	(485)	(3,300)	1,535	(316)%	4,350	(132)%
Net interest income after provision for (release of) allowance for loan losses	136,707	128,609	107,908	8,098	6%	28,799	27%
Noninterest income:
Insurance commissions	24,682	28,713	23,664	(4,031)	(14)%	1,018	4%
Service charges on deposit accounts	8,313	8,537	5,708	(224)	(3)%	2,605	46%
Trust and investment advisory fees	5,994	6,141	6,074	(147)	(2)%	(80)	(1)%
Debit card processing fees	3,223	2,945	3,170	278	9%	53	2%
Interest rate swap income (losses)	1,593	2,932	(1,164)	(1,339)	(46)%	2,757	(237)%
(Losses) income from investments held in rabbi trusts	(7,316)	(4,433)	4,216	(2,883)	65%	(11,532)	(274)%
Gains on sales of mortgage loans held for sale, net	49	169	848	(120)	(71)%	(799)	(94)%
(Losses) gains on sales of securities available for sale, net	(104)	(2,172)	1	2,068	(95)%	(105)	(10500)%
Other	5,443	3,583	3,216	1,860	52%	2,227	69%
Total noninterest income	41,877	46,415	45,733	(4,538)	(10)%	(3,856)	(8)%
Noninterest expense:
Salaries and employee benefits	72,996	69,526	69,276	3,470	5%	3,720	5%
Office occupancy and equipment	9,888	11,614	8,094	(1,726)	(15)%	1,794	22%
Data processing	14,345	15,320	13,572	(975)	(6)%	773	6%
Professional services	4,034	4,701	6,439	(667)	(14)%	(2,405)	(37)%
Marketing	2,651	1,574	3,497	1,077	68%	(846)	(24)%
Loan expenses	1,124	1,168	1,854	(44)	(4)%	(730)	(39)%
Federal Deposit Insurance Corporation ("FDIC") insurance	1,720	1,412	985	308	22%	735	75%
Amortization of intangible assets	907	827	625	80	10%	282	45%
Other	3,474	2,724	2,993	750	28%	481	16%
Total noninterest expense	111,139	108,866	107,335	2,273	2%	3,804	4%
Income before income tax expense	67,445	66,158	46,306	1,287	2%	21,139	46%
Income tax expense	16,273	14,642	11,497	1,631	11%	4,776	42%
Net income	$51,172	$51,516	$34,809	$(344)	(1)%	$16,363	47%

Share data:
Earnings per share, basic	$0.31	$0.30	$0.20
Earnings per share, diluted	$0.31	$0.30	$0.20

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Six months ended
(Unaudited, dollars in thousands, except per share data)	Jun 30, 2022	Jun 30, 2021	Change

Interest and dividend income:			△ $	△ %
Interest and fees on loans	$208,603	$179,575	$29,028	16%
Taxable interest and dividends on securities	58,997	22,663	36,334	160%
Non-taxable interest and dividends on securities	3,668	3,713	(45)	(1)%
Interest on federal funds sold and other short-term investments	1,088	863	225	26%
Total interest and dividend income	272,356	206,814	65,542	32%
Interest expense:
Interest on deposits	6,383	2,033	4,350	214%
Interest on borrowings	92	82	10	12%
Total interest expense	6,475	2,115	4,360	206%
Net interest income	265,881	204,699	61,182	30%
Provision for (release of) allowance for loan losses	565	(3,880)	4,445	(115)%
Net interest income after release of allowance for loan losses	265,316	208,579	56,737	27%
Noninterest income:
Insurance commissions	53,395	51,811	1,584	3%
Service charges on deposit accounts	16,850	11,075	5,775	52%
Trust and investment advisory fees	12,135	11,737	398	3%
Debit card processing fees	6,168	5,919	249	4%
Interest rate swap income	4,525	4,241	284	7%
(Losses) income from investments held in rabbi trusts	(11,749)	6,062	(17,811)	(294)%
Gains on sales of mortgage loans held for sale, net	218	2,327	(2,109)	(91)%
(Losses) gains on sales of securities available for sale, net	(2,276)	1,165	(3,441)	(295)%
Other	9,026	6,608	2,418	37%
Total noninterest income	88,292	100,945	(12,653)	(13)%
Noninterest expense:
Salaries and employee benefits	142,522	133,316	9,206	7%
Office occupancy and equipment	21,502	16,311	5,191	32%
Data processing	29,665	25,701	3,964	15%
Professional services	8,735	10,587	(1,852)	(17)%
Marketing	4,225	5,188	(963)	(19)%
Loan expenses	2,292	3,701	(1,409)	(38)%
Federal Deposit Insurance Corporation ("FDIC") insurance	3,132	1,933	1,199	62%
Amortization of intangible assets	1,734	1,157	577	50%
Other	6,198	3,490	2,708	78%
Total noninterest expense	220,005	201,384	18,621	9%
Income before income tax expense	133,603	108,140	25,463	24%
Income tax expense	30,915	25,668	5,247	20%
Net income	$102,688	$82,472	$20,216	25%

Share data:
Weighted average common shares outstanding, basic (1)	168,184,528	172,111,372	(3,926,844)	(2)%
Weighted average common shares outstanding, diluted (1)	168,248,246	172,111,372	(3,863,126)	(2)%
Earnings per share, basic	$0.61	$0.48	$0.13	27%
Earnings per share, diluted	$0.61	$0.48	$0.13	27%

(1) Shares held by the Company’s ESOP that have not been allocated to employees in accordance with the terms of the ESOP are not deemed outstanding for earnings per share calculations.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Jun 30, 2022			Mar 31, 2022			Jun 30, 2021
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$8,944,652	$83,586	3.75%	$8,973,094	$78,226	3.54%	$7,301,745	$71,747	3.94%
Residential	1,960,014	14,683	3.00%	1,937,494	14,471	3.03%	1,433,056	11,397	3.19%
Consumer	1,309,864	11,494	3.52%	1,293,489	10,450	3.28%	1,061,900	8,597	3.25%
Total loans	12,214,530	109,763	3.60%	12,204,077	103,147	3.43%	9,796,701	91,741	3.76%
Investment securities	8,883,710	33,479	1.51%	8,647,200	30,163	1.41%	4,344,690	14,778	1.36%
Federal funds sold and other short-term investments	345,731	652	0.76%	1,003,416	436	0.18%	1,617,741	431	0.11%
Total interest-earning assets	21,443,971	143,894	2.69%	21,854,693	133,746	2.48%	15,759,132	106,950	2.72%
Non-interest-earning assets	962,734			1,436,702			1,061,121
Total assets	$22,406,705			$23,291,395			$16,820,253

Interest-bearing liabilities:
Deposits:
Savings	$2,041,495	$51	0.01%	$2,076,754	$51	0.01%	$1,385,735	$69	0.02%
Interest checking	4,877,256	2,061	0.17%	4,596,026	2,032	0.18%	2,541,862	253	0.04%
Money market	5,069,609	745	0.06%	5,568,264	920	0.07%	3,523,330	605	0.07%
Time deposits	426,923	204	0.19%	481,833	319	0.27%	246,801	104	0.17%
Total interest-bearing deposits	12,415,283	3,061	0.10%	12,722,877	3,322	0.11%	7,697,728	1,031	0.05%
Borrowings	35,330	53	0.60%	30,669	39	0.52%	25,042	42	0.67%
Total interest-bearing liabilities	12,450,613	3,114	0.10%	12,753,546	3,361	0.11%	7,722,770	1,073	0.06%
Demand deposit accounts	6,661,920			6,821,811			5,355,170
Other noninterest-bearing liabilities	428,373			442,591			335,816
Total liabilities	19,540,906			20,017,948			13,413,756
Shareholders' equity	2,865,799			3,273,447			3,406,497
Total liabilities and shareholders' equity	$22,406,705			$23,291,395			$16,820,253

Net interest income - FTE		$140,780			$130,385			$105,877
Net interest rate spread (2)			2.59%			2.37%			2.66%
Net interest-earning assets (3)	$8,993,358			$9,101,147			$8,036,362
Net interest margin - FTE (4)			2.63%			2.42%			2.69%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the six months ended
	Jun 30, 2022			Jun 30, 2021
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$8,958,795	$161,811	3.64%	$7,309,803	$140,952	3.89%
Residential	1,948,816	29,155	3.02%	1,413,208	22,671	3.24%
Consumer	1,301,721	21,944	3.40%	1,083,677	17,534	3.26%
Total loans	12,209,332	212,910	3.52%	9,806,688	181,157	3.73%
Total investment securities	8,766,108	63,642	1.46%	3,990,080	27,360	1.38%
Federal funds sold and other short-term investments	672,757	1,088	0.33%	1,678,812	863	0.10%
Total interest-earning assets	21,648,197	277,640	2.59%	15,475,580	209,380	2.73%
Non-interest-earning assets	1,198,409			1,089,585
Total assets	$22,846,606			$16,565,165

Interest-bearing liabilities:
Deposits:
Savings	$2,059,027	$102	0.01%	$1,343,133	$133	0.02%
Interest checking	4,737,418	4,093	0.17%	2,466,860	487	0.04%
Money market	5,317,559	1,665	0.06%	3,482,002	1,193	0.07%
Time deposits	454,226	523	0.23%	248,946	220	0.18%
Total interest-bearing deposits	12,568,230	6,383	0.10%	7,540,941	2,033	0.05%
Borrowings	33,012	92	0.56%	25,332	82	0.65%
Total interest-bearing liabilities	12,601,242	6,475	0.10%	7,566,273	2,115	0.06%
Demand deposit accounts	6,741,424			5,241,134
Other noninterest-bearing liabilities	435,443			345,776
Total liabilities	19,778,109			13,153,183
Shareholders' equity	3,068,497			3,411,982
Total liabilities and shareholders' equity	$22,846,606			$16,565,165

Net interest income - FTE		$271,165			$207,265
Net interest rate spread (2)			2.49%			2.67%
Net interest-earning assets (3)	$9,046,955			$7,909,307
Net interest margin - FTE (4)			2.53%			2.70%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
(Unaudited, dollars in thousands)
Non-accrual loans:
Commercial	$43,628	$17,919	$20,630	$29,166	$29,356
Residential	9,486	8,256	6,681	7,185	6,445
Consumer	6,766	7,646	5,682	4,262	4,106
Total non-accrual loans	59,880	33,821	32,993	40,613	39,907
Total accruing loans past due 90 days or more (2):	—	—	1,990	1,458	1,725
Total non-performing loans	59,880	33,821	34,983	42,071	41,632
Other real estate owned	—	—	—	—	38
Other non-performing assets:	—	—	—	—	—
Total non-performing assets	$59,880	$33,821	$34,983	$42,071	$41,670
Total accruing troubled debt restructured loans	$33,518	$32,016	$33,336	$34,723	$38,316
Total non-performing loans to total loans	0.48%	0.28%	0.29%	0.44%	0.43%
Total non-performing assets to total assets	0.27%	0.15%	0.15%	0.24%	0.24%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.
(2) Loans that were past due 90 days or more and still accruing in prior quarters were comprised solely of purchased credit impaired ("PCI") loans. PCI loans were not subject to classification as nonaccrual in the same manner as originated loans as their interest income related to the accretable yield recognized and not to contractual interest payments at the loan level. In connection with the Company’s adoption on January 1, 2022 of the loan loss methodology commonly referred to as the "current expected credit losses methodology" ("CECL"), the Company's PCI loans are now considered purchased credit deteriorated ("PCD") loans. Interest income recognition for PCD loans is consistent with originated loans and, therefore, PCD loans cease accruing interest at 90 days past due unless management believes that collateral held by the Company is clearly sufficient and in full satisfaction of both principal and interest. There were no PCD or originated loans at June 30, 2022 or March 31, 2022 that were past due 90 days or more and still accruing.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET (RECOVERIES) CHARGE-OFFS

	Three months ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
(Unaudited, dollars in thousands)
Average total loans (1)	$12,213,706	$12,203,212	$10,944,091	$9,526,766	$9,794,045
Allowance for loan losses, beginning of the period	124,166	97,787	103,398	105,637	111,080
Total cumulative effect of change in accounting principle (2):	—	27,086	—	—	—
Charged-off loans:
Commercial and industrial	1	1	1,008	—	550
Commercial real estate	—	—	5	8	—
Commercial construction	—	—	—	—	—
Business banking	608	945	1,002	867	1,838
Residential real estate	—	—	35	—	—
Consumer home equity	—	—	24	—	—
Other consumer	490	661	666	742	275
Total charged-off loans	1,099	1,607	2,740	1,617	2,663
Recoveries on loans previously charged-off:
Commercial and industrial	698	250	873	40	13
Commercial real estate	36	14	—	—	4
Commercial construction	—	—	—	—	—
Business banking	464	928	399	469	291
Residential real estate	14	10	7	88	17
Consumer home equity	6	4	48	63	3
Other consumer	196	179	120	206	192
Total recoveries	1,414	1,385	1,447	866	520
Net loans charged-off (recoveries):
Commercial and industrial	(697)	(249)	135	(40)	537
Commercial real estate	(36)	(14)	5	8	(4)
Commercial construction	—	—	—	—	—
Business banking	144	17	603	398	1,547
Residential real estate	(14)	(10)	28	(88)	(17)
Consumer home equity	(6)	(4)	(24)	(63)	(3)
Other consumer	294	482	546	536	83
Total net loans charged-off	(315)	222	1,293	751	2,143
Provision for (release of) allowance for loan losses	1,050	(485)	(4,318)	(1,488)	(3,300)
Total allowance for loan losses, end of period	$125,531	$124,166	$97,787	$103,398	$105,637
Net (recoveries) charge-offs to average total loans outstanding during this period (3)	(0.01)%	0.01%	0.05%	0.03%	0.09%
Allowance for loan losses as a percent of total loans	1.01%	1.02%	0.80%	1.09%	1.10%
Allowance for loan losses as a percent of nonperforming loans	209.64%	367.13%	279.53%	245.77%	253.74%

(1) Average total loans at June 30, 2022 excludes the average balance of loans held for sale. Prior period amounts were adjusted to reflect this revision and accommodate comparability.
(2) Represents the adjustment needed to reflect the cumulative day one impact pursuant to the Company’s adoption of ASU 2016-13 (i.e., cumulative effect adjustment related the adoption of ASU 2016-13 as of January 1, 2022). The adjustment represents a $27.1 million increase to the allowance for loan losses attributable to the change in accounting methodology which requires the estimation of the allowance for credit losses resulting from the Company’s adoption of the standard. The adjustment also includes the adjustment needed to reflect the day one reclassification of the Company’s financial assets that were previously classified as PCI financial assets as PCD financial assets and the associated gross-up of $0.1 million, pursuant to the Company’s adoption of ASU 2016-13.
(3) Presented on an annualized basis.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three Months Ended
(Unaudited, dollars in thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021

Net income (GAAP)	$51,172	$51,516	$35,087	$37,106	$34,809
Add:
Noninterest income components:
Losses (income) from investments held in rabbi trusts	7,316	4,433	(4,444)	289	(4,216)
Losses (gains) on sales of securities available for sale, net	104	2,172	—	(1)	(1)
(Gains) losses on sales of other assets	(1,251)	274	(34)	(490)	(29)
Noninterest expense components:
Rabbi trust employee benefit (income) expense	(3,310)	(2,087)	2,519	(53)	2,063
Impairment charge (reversal) on tax credit investments	—	—	116	1,133	(1,419)
Gain on sale of OREO	—	—	—	(87)	—
Merger and acquisition expenses	—	34	30,652	740	3,479
Settlement and expenses for putative consumer class action matters	—	—	—	—	3,325
Total impact of non-GAAP adjustments	2,859	4,826	28,809	1,531	3,202
Less net tax benefit associated with non-GAAP adjustments (1)	1,513	1,235	19,036	1,246	914
Non-GAAP adjustments, net of tax	$1,346	$3,591	$9,773	$285	$2,288
Operating net income (non-GAAP)	$52,518	$55,107	$44,860	$37,391	$37,097

Weighted average common shares outstanding during the period (2):
Basic	166,533,920	169,857,950	172,246,799	172,298,615	172,173,707
Diluted	166,573,627	169,968,156	172,481,829	172,298,615	172,173,707

Earnings per share, basic	$0.31	$0.30	$0.20	$0.22	$0.20
Earnings per share, diluted	$0.31	$0.30	$0.20	$0.22	$0.20

Operating earnings per share, basic (non-GAAP)	$0.32	$0.32	$0.26	$0.22	$0.22
Operating earnings per share, diluted (non-GAAP)	$0.32	$0.32	$0.26	$0.22	$0.22

Return on average assets (3)	0.92%	0.90%	0.67%	0.84%	0.83%
Add:
Losses (income) from investments held in rabbi trusts (3)	0.13%	0.08%	(0.08)%	0.01%	(0.10)%
Losses (gains) on sales of securities available for sale, net (3)	—%	0.04%	0.00%	0.00%	—%
(Gains) losses on sales of other assets (3)	(0.02)%	0.00%	0.00%	(0.01)%	0.00%
Rabbi trust employee benefit (income) expense (3)	(0.06)%	(0.04)%	0.05%	0.00%	0.05%
Impairment charge (reversal) on tax credit investments (3)	—%	0.00%	0.00%	0.03%	(0.03)%
Gain on sale of OREO (3)	—%	—%	0.00%	—%	—%
Merger and acquisition expenses (3)	0.00%	—%	0.58%	0.02%	0.08%
Settlement and expenses for putative consumer class action matters (3)	—%	—%	—%	—%	0.08%
Less net tax benefit associated with non-GAAP adjustments (1) (3)	0.03%	0.02%	0.36%	0.03%	0.02%
Operating return on average assets (non-GAAP) (3)	0.94%	0.96%	0.86%	0.86%	0.89%

Return on average shareholders' equity (3)	7.16%	6.38%	4.07%	4.27%	4.10%
Add:
Losses (income) from investments held in rabbi trusts (3)	1.02%	0.55%	(0.52)%	0.03%	(0.50)%
Losses (gains) on sales of securities available for sale, net (3)	0.01%	0.27%	0.00%	0.00%	—%
(Gains) losses on sales of other assets (3)	(0.18)%	0.03%	0.00%	(0.06)%	0.00%
Rabbi trust employee benefit (income) expense (3)	(0.46)%	(0.26)%	0.29%	(0.01)%	0.24%
Impairment charge (reversal) on tax credit investments (3)	0.00%	0.00%	0.01%	0.13%	(0.17)%
Gain on sale of OREO (3)	—%	—%	—%	(0.01)%	—%
Merger and acquisition expenses (3)	0.00%	0.00%	3.55%	0.09%	0.41%
Settlement and expenses for putative consumer class action matters (3)	—%	—%	—%	—%	0.39%
Less net tax benefit associated with non-GAAP adjustments (1) (3)	0.21%	0.15%	2.21%	0.14%	0.11%
Operating return on average shareholders' equity (non-GAAP) (3)	7.34%	6.82%	5.19%	4.30%	4.36%

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$2,865,799	$3,273,447	$3,423,231	$3,450,679	$3,406,497
Less: Average goodwill and other intangibles	654,444	649,497	520,988	380,185	379,044
Average tangible shareholders' equity (non-GAAP)	$2,211,355	$2,623,950	$2,902,243	$3,070,494	$3,027,453

Return on average tangible shareholders' equity (non-GAAP) (3)	9.28%	7.96%	4.80%	4.79%	4.61%
Add:
Losses (income) from investments held in rabbi trusts (3)	1.33%	0.69%	(0.61)%	0.04%	(0.56)%
Losses (gains) on sales of securities available for sale, net (3)	0.02%	0.34%	—%	—%	—%
(Gains) losses on sales of other assets (3)	(0.23)%	0.04%	—%	(0.06)%	—%
Rabbi trust employee benefit (income) expense (3)	(0.60)%	(0.32)%	0.34%	(0.01)%	0.27%
Impairment charge (reversal) on tax credit investments (3)	—%	—%	0.02%	0.15%	(0.19)%
Gain on sale of OREO (3)	—%	—%	—%	(0.01)%	—%
Merger and acquisition expenses (3)	—%	0.01%	4.19%	0.10%	0.46%
Settlement and expenses for putative consumer class action matters (3)	—%	—%	—%	—%	0.44%
Less net tax benefit associated with non-GAAP adjustments (1) (3)	0.27%	0.19%	2.60%	0.16%	0.12%
Operating return on average tangible shareholders' equity (non-GAAP) (3)	9.53%	8.53%	6.14%	4.84%	4.91%

(1) The net tax benefit associated with these items is determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income. The net tax benefit amount for the quarters ended December 31, 2021 and June 30, 2022 reflect the impact of the release of $11.3 million and $0.7 million, respectively, of the $12.0 million valuation allowance associated with the Company's stock donation to the Eastern Bank Foundation made in the quarter ended December 31, 2020. There was no such release in other quarters.
(2) Shares held by the Company’s ESOP that have not been allocated to employees in accordance with the terms of the ESOP are not deemed outstanding for earnings per share calculations.
(3) Presented on an annualized basis.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
(Unaudited, dollars in thousands)
Net interest income (GAAP)	$137,757	$128,124	$122,437	$102,691	$104,608
Add:
Tax-equivalent adjustment (non-GAAP)	3,023	2,261	2,211	1,316	1,269
Fully-taxable equivalent net interest income (non-GAAP)	$140,780	$130,385	$124,648	$104,007	$105,877

Noninterest income (GAAP)	$41,877	$46,415	$49,001	$43,209	$45,733
Less:
(Losses) income from investments held in rabbi trusts	(7,316)	(4,433)	4,444	(289)	4,216
(Losses) gains on sales of securities available for sale, net	(104)	(2,172)	—	1	1
Gain (losses) on sales of other assets	1,251	(274)	34	490	29
Noninterest income on an operating basis (non-GAAP)	$48,046	$53,294	$44,523	$43,007	$41,487

Noninterest expense (GAAP)	$111,139	$108,866	$143,602	$98,970	$107,335
Less:
Rabbi trust employee benefit (income) expense	(3,310)	(2,087)	2,519	(53)	2,063
Impairment charge (reversal) on tax credit investments	—	—	116	1,133	(1,419)
Gain on sale of OREO	—	—	—	(87)	—
Merger and acquisition expenses	—	34	30,652	740	3,479
Settlement and expenses for putative consumer class action matters	—	—	—	—	3,325
Noninterest expense on an operating basis (non-GAAP)	$114,449	$110,919	$110,315	$97,237	$99,887

Total revenue (GAAP)	$179,634	$174,539	$171,438	$145,900	$150,341
Total operating revenue (non-GAAP)	$188,826	$183,679	$169,171	$147,014	$147,364

Efficiency ratio (GAAP)	61.87%	62.37%	83.76%	67.83%	71.39%
Operating efficiency ratio (non-GAAP)	60.61%	60.39%	65.21%	66.14%	67.78%

Noninterest income / total revenue (GAAP)	23.31%	26.59%	28.58%	29.62%	30.42%
Noninterest income / total revenue on an operating basis (non-GAAP)	25.44%	29.01%	26.32%	29.25%	28.15%

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
(Unaudited, dollars in thousands, except per share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$2,718,396	$3,008,392	$3,406,352	$3,429,292	$3,430,622
Less: Goodwill and other intangibles	653,853	654,759	649,703	379,772	380,402
Tangible shareholders' equity (non-GAAP)	2,064,543	2,353,633	2,756,649	3,049,520	3,050,220

Tangible assets:
Total assets (GAAP)	22,350,848	22,836,072	23,512,128	17,461,223	17,047,453
Less: Goodwill and other intangibles	653,853	654,759	649,703	379,772	380,402
Tangible assets (non-GAAP)	$21,696,995	$22,181,313	$22,862,425	$17,081,451	$16,667,051

Shareholders' equity to assets ratio (GAAP)	12.16%	13.17%	14.49%	19.64%	20.12%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	9.52%	10.61%	12.06%	17.85%	18.30%

Common shares outstanding	179,253,801	183,438,711	186,305,332	186,758,154	186,758,154

Book value per share (GAAP)	$15.17	$16.40	$18.28	$18.36	$18.37
Tangible book value per share (non-GAAP)	$11.52	$12.83	$14.80	$16.33	$16.33

APPENDIX D: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of		Jun 30, 2022 change from
	Jun 30, 2022	Mar 31, 2022	Mar 31, 2022
(Unaudited, dollars in thousands, except per share amounts)
Common stock	$1,793	$1,834	$(41)
Additional paid in capital	1,700,495	1,777,670	(77,175)
Unallocated ESOP common stock	(140,203)	(141,455)	1,252
Retained earnings	1,817,474	1,782,997	34,477
AOCI, net of tax - available for sale securities	(657,386)	(410,611)	(246,775)
AOCI, net of tax - pension	(5,718)	(5,595)	(123)
AOCI, net of tax - cash flow hedge	1,941	3,552	(1,611)
Total shareholders' equity:	$2,718,396	$3,008,392	$(289,996)
Less: Goodwill and other intangibles	653,853	654,759	(906)
Tangible shareholders' equity (non-GAAP)	$2,064,543	$2,353,633	$(289,090)

Common shares outstanding	179,253,801	183,438,711	(4,184,910)

Per share:
Common stock	$0.01	$0.01	$—
Additional paid in capital	9.49	9.69	(0.20)
Unallocated ESOP common stock	(0.78)	(0.77)	(0.01)
Retained earnings	10.14	9.72	0.42
AOCI, net of tax - available for sale securities	(3.67)	(2.24)	(1.43)
AOCI, net of tax - pension	(0.03)	(0.03)	—
AOCI, net of tax - cash flow hedge	0.01	0.02	(0.01)
Total shareholders' equity:	$15.17	$16.40	$(1.23)
Less: Goodwill and other intangibles	3.65	3.57	0.08
Tangible shareholders' equity (non-GAAP)	$11.52	$12.83	$(1.31)